EXHIBIT 1
JOINT FILING AGREEMENT

 THIS JOINT FILING AGREEMENT is entered into as of June 17, 2013, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the common stock, $0.001 par value per share (the “Common Stock”), of Textura Corporation, a Delaware corporation, and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 17, 2013 Dated: June 17, 2013 Dated: June 17, 2013 Dated: June 17, 2013 Dated: June 17, 2013
DAVID PATTERSON

/s/ David Patterson

NORTHWATER CAPITAL INC.

By: /s/ Jonathan Piurko
      Name:  Jonathan Piurko
      Title:    Managing Director

NORTHWATER CAPITAL MANAGEMENT INC.

By: /s/ Jonathan Piurko
      Name:  Jonathan Piurko
      Title:    Managing Director

NORTHWATER INTELLECTUAL PROPERTY FUND L.P. 1
BY: NORTHWATER IP 1 GP INC., ITS GENERAL PARTNER

By: /s/ Jonathan Piurko
      Name:  Jonathan Piurko
      Title:    Managing Director

NORTHWATER INTELLECTUAL PROPERTY FUND L.P. 3A
BY: NORTHWATER IP 3 GP INC., ITS GENERAL PARTNER

By: /s/ Jonathan Piurko
      Name:  Jonathan Piurko
      Title:    Managing Director